UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2023

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-38139	36-3012593
(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(773) 244-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 15, 2022, the Board of Directors (the “Board”) of Byline Bancorp, Inc. (the “Company”) and Byline Bank (the “Bank”) designated Mr. Thomas J. Bell III, as Executive Vice President, Chief Financial Officer and Treasurer.

On April 5, 2023, the Company and the Bank entered into an employment agreement (the “Employment Agreement”) with Mr. Bell in connection with his appointment as Executive Vice President, Chief Financial Officer and Treasurer. The Employment Agreement is for an initial term of three years and includes an automatic one-year extension at the end of each term following the initial term unless notice of termination of the agreement is provided not less than 120 days prior to the end of such term. The Employment Agreement will terminate on the termination of Mr. Bell’s employment. Upon the occurrence of a Change in Control (as such term is defined in the Employment Agreement), the term of the Employment Agreement will renew for the period expiring on the first anniversary of such Change in Control and shall not automatically renew thereafter.

During the term of the Employment Agreement, Mr. Bell serves as Chief Financial Officer and Treasurer, reporting to the Chief Executive Officer of the Company. The Employment Agreement provides for an annual base salary of $415,000 (which may be increased, but not decreased, from time to time as approved by the Board or a committee thereof), eligibility to participate in the Company’s Executive Incentive Plan, with an annual target cash bonus of 45% of his annual base salary (or such other percentage as the Board or a committee thereof may establish from time to time), based upon achievement of applicable performance objectives as determine in the sole discretion of the Board or a committee thereof, and eligibility to receive annual long-term incentive awards under the Company’s 2017 Omnibus Incentive Compensation Plan or any successor or replacement plan (the “2017 Plan”), with an annual long-term incentive award target equal to 65% of his annual base salary.

The Employment Agreement also includes severance benefits that are subject to signing a release. If the Company terminates Mr. Bell without “cause” (and not due to Disability as defined in the Employment Agreement) or Mr. Bell resigns for “good reason” at any time during the term other than on or following the occurrence of a Change in Control, he will be entitled to (each capitalized term as defined in the Employment Agreement): (A) the Accrued Amounts and any Unpaid EIP; (B) a Pro Rata Bonus; and (C) a cash amount equal to the product of (x) one (1.0) multiplied by (y) the sum of (I) his Base Salary plus (II) the excess of the applicable COBRA premium for health, dental and vision care benefits on the date of termination (provided that he elects COBRA continuation coverage) over the amount of health, dental and vision care premiums charged to active employees of the Bank for like coverage on the date of termination, which amount under this clause (C) will be payable in substantially equal installments in accordance with the Bank’s regular payroll cycle over a period of twelve (12) months from his date of termination commencing on the first complete payroll payment date following the date that the Release becomes effective.

In the event Mr. Bell is terminated without “cause” (and not due to Disability) or he resigns for “good reason” at any time during the term and on or within two years following a Change in Control, he will be entitled to: (A) the Accrued Amounts and any Unpaid EIP; (B) a Pro Rata Bonus; and (C) a cash amount equal to the product of (x) two (2.0) multiplied by (y) the sum of (I) his Base Salary plus (II) the higher of the two immediately preceding completed fiscal years’ earned bonuses (irrespective of whether the later of the preceding years’ bonus had yet been paid) plus (III) the excess of the applicable COBRA premium for health, dental and vision care benefits on the date of termination (provided that he elects COBRA continuation coverage) over the amount of health, dental and vision care premiums charged to active employees of the Bank for like coverage on the date of termination, which amount under this clause (C) will be payable in a lump sum within fifteen (15) days after the Release becomes effective.

“Cause” generally means: (1) a willful and continued failure to perform substantially one’s duties; (2) willfully engaging in illegal conduct, an act of dishonesty or gross misconduct related to the performance of one’s duties and responsibilities; (3) being charged with a crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; (4) willful violation of a material requirement of any applicable code of ethics or standards of conduct of the Company or the Bank, or violation of a fiduciary duty to the Company or the Bank; or (5) a breach of the Company’s Agreement Protecting Company Interests.

“Good reason” generally means: (1) any material reduction in Mr. Bell’s base salary; (2) any material adverse change in Mr. Bell’s title, position, authority or reporting relationships with the Bank; or (3) the requirement to relocate Mr. Bell’s principal place of employment to a location in excess of 50 miles from his principal work location on the date of the Employment Agreement.

The Employment Agreement also provides that in the event his employment terminates due to death or Disability, Mr. Bell or his beneficiaries would be entitled to receive, in addition to any accrued but unpaid base salary and Accrued Amounts, any Unpaid EIP and a Pro Rata Bonus for the fiscal year in which the termination occurs, payable at the time that such bonuses are paid to other senior executives for such year. Mr. Bell or his beneficiaries will also be entitled to a life insurance benefit that pays upon his death a lump sum in cash equal to 200% of his base salary, up $750,000.

In connection with entering into the Employment Agreement, Mr. Bell also entered into an Agreement Protecting Company Interests with the Company, which contains (1) a confidentiality provision regarding the use and disclosure of confidential information during the term of employment and after, (2) a customer and employee non-solicit during employment and for 12 months following termination of employment, and (3) assignment of inventions and non-disparagement provisions.

The foregoing description of the Employment Agreement is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1 104	Employment Agreement, dated April 5, 2023, by and among Byline Bancorp, Inc., Byline Bank and Thomas J. Bell III. Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYLINE BANCORP, INC.

Date: April 11, 2023	By:	/s/ Robert R. Herencia
	Name:	Roberto R. Herencia
	Title:	Executive Chairman and CEO